EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement of First Horizon National Corporation on Form S-4 of our report, dated January 21, 2005, except for note 16 as to which the date is March 15, 2005, appearing in the Annual Report on Form 10-K of West Metro Financial Services, Inc. for the year ended December 31, 2004. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
May 24, 2005